SCHEDULE II
                   INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CLARK EQUIPMENT CO

 GABELLI SECURITIES,INC.
                4/28/95            9,500-           85.6250

 GABELLI FUNDS, INC.

  GABELLI VALUE FUND
                5/03/95           52,400            85.6250
                5/02/95           10,000            85.5000

  THE GABELLI EQUITY TRUST,INC.
                5/08/95           20,000            85.7500
                5/03/95              600            85.5000

  THE GABELLI ASSET FUND
               5/03/95              700            85.5000

 GAMCO INVESTORS, INC.
               5/05/95            3,200            85.6250
               5/03/95            1,200            85.5000
               5/02/95           26,200            85.5000
               5/01/95            8,000            85.5000
               4/28/95            4,500-           85.5000
               4/28/95           63,300            85.5000













(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



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